EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-167639, No. 333-218274, No. 333-227840 and No. 333-221219 on Form S-8 of our report dated March 13, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K, of Bank of Marin Bancorp for the year ended December 31, 2019.

/s/ Moss Adams LLP
Los Angeles, California
March 13, 2020